Exhibit 99.1

TopBuild (NYSE:BLD), the leading purchaser, installer and distributor of insulation products to the U.S. construction industry.

 TopBuild reports strong fourth quarter and full year 2017 results

Fourth Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended December 31, 2016)

•

Net sales increased 12.9% to $501.4 million, driven by sales volume growth and price increases in both operating segments as well as through acquisitions.  On a same branch basis, net sales increased 8.3% to $479.6 million.

•	Gross margin expanded 60 basis points to 24.3%.
•	Operating profit was $50.0 million, compared to $35.9 million. On an adjusted basis, operating profit was $50.8 million, compared to $37.1 million, a 37.2% improvement.
•	Operating margin was 10.0%, up 190 basis points. Adjusted operating margin improved 180 basis points to 10.1%.
•

Income from continuing operations was $47.8 million, or $2.93 per diluted share, compared to $34.7 million, or $0.57 per diluted share.  The Company noted that in the fourth quarter of 2017 it recorded a one-time tax benefit of $74.1 million related to the passage of the 2017 Tax Reform Bill.

•	Adjusted income from continuing operations was $30.1 million, or $0.84 per diluted share, compared to $22.2 million, or $0.59 per diluted share.
•

Adjusted EBITDA was $57.9 million, compared to $42.1 million, a 37.7% increase.  Incremental EBITDA margin was 27.7%. On a same branch basis, adjusted EBITDA was $55.0 million, a 31.3% increase, and incremental EBITDA margin was 35.5%.

•	The six acquisitions completed in 2017 contributed $21.8 million of revenue. Incremental EBITDA related to these acquisitions was 13.6%.
•	A one-time benefit of $74.1 million from the adjustment of the Company’s deferred assets and liabilities was taken to reflect the change in the federal tax rate.
•

At December 31, 2017, the Company had cash and cash equivalents of $56.5 million, availability under its revolving credit facility of $203.0 million and $100.0 million available under a delayed draw term loan for total liquidity of $359.5 million.

Jerry Volas, Chief Executive Officer, stated, “2017 was a year of profitable growth for TopBuild.  We remain focused on expanding market share, identifying additional avenues of growth that complement our core residential insulation businesses and improving operational efficiencies.”

Full Year 2017 Financial Highlights

(unless otherwise indicated, comparisons are to twelve months ended December 31, 2016)

•	Net sales increased 9.4% to $1,906.3 million. On a same branch basis, revenue increased 5.2% to $1,831.6 million.
•	Gross margin expanded 120 basis points to 24.2%.
•	Operating profit was $136.9 million, compared to operating profit of $121.6 million. On an adjusted basis, operating profit was $171.9 million, compared to $124.9 million, a 37.6% improvement.
•	Operating margin was 7.2%, up 20 basis points. Adjusted operating margin improved 180 basis points to 9.0%.
•

Income from continuing operations was $128.0 million, or $4.32 per diluted share, compared to $116.3 million, or $1.92 per diluted share.  Adjusted income from continuing operations was $164.1 million, or $2.78 per diluted share, compared to $119.5 million, or $1.96 per diluted share.

•

Adjusted EBITDA was $197.6 million, compared to $144.5 million, a 36.7% increase.  Incremental EBITDA margin was 32.5%. On a same branch basis, adjusted EBITDA grew 30.1% to $187.7 million and incremental EBITDA margin was 47.7%.

•	The six acquisitions completed in 2017 contributed $74.6 million of revenue. Incremental EBITDA related to these acquisitions was 13.3%.

Jerry Volas, Chief Executive Officer, stated, “Looking ahead, we are very optimistic the housing recovery will continue to strengthen. Inventory is tight, demand is strong and inflation remains in check.  TopBuild is ideally situated to take advantage of this positive environment through both our TruTeam and Service Partners segments which, combined, are exposed to 95% of all housing starts.”

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended December 31, 2016)

	3 Months	12 Months		3 Months	12 Months
	Ended	Ended		Ended	Ended
TruTeam	12/31/2017	12/31/2017	Service Partners	12/31/2017	12/31/2017
Sales	$336,188	$1,281,296	Sales	$193,306	$719,759
Change	16.2%	11.4%	Change	9.0%	6.4%

Operating Margin	12.6%	8.5%	Operating Margin	9.3%	9.5%
Change	270 bps	10 bps	Change	10 bps	70 bps

Adj. Operating Margin	12.7%	11.0%	Adj. Operating Margin	9.3%	9.6%
Change	270 bps	240 bps	Change	0 bps	70 bps

Capital Allocation

Acquisitions

In 2017 the Company completed six acquisitions that are expected to generate approximately $83 million of net annual revenue.  The companies acquired included two heavy commercial and four residential installation firms.

In 2018, through February 26, the Company has completed two acquisitions that are expected to generate approximately $31.6 million of net revenue.

Share Repurchases

In 2017 the Company repurchased a total of 2.4 million shares of its common stock for approximately $139.3 million.  This includes the receipt of approximately 1.5 million shares from Bank of America Merrill Lynch related to its previously announced $100 million accelerated share repurchase (“ASR”) program.  The ASR is expected to settle no later than the end of the first quarter of 2018.

Jerry Volas, Chief Executive Officer, stated, “Strategic acquisitions remain a top priority and we are encouraged by our robust pipeline of prospects.  Since implementing our acquisition program in 2016, we have acquired six residential insulation firms, two heavy commercial insulation companies and an insulation products distributor.  Combined, these nine acquisitions are expected to contribute over $120 million of annual revenue.”

2018 Revenue and Adjusted EBITDA Outlook

2018	Low	High
Revenue	$2,050M	$2,115M
Adjusted EBITDA	$220M	$240M

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  Factors that could cause actual 2018 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2017 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss fourth quarter 2017 financial results is scheduled for today, Tuesday, February 27, at 9:30 a.m. Eastern Time.  The call may be accessed by dialing (800) 920-2997.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is the leading purchaser, installer and distributor of insulation products and other building products to the U.S. construction industry. We provide insulation services nationwide through TruTeam®, which has over 175 branches, and through Service Partners® which distributes insulation from over 70 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations

(in thousands, except per common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$501,401	$444,135	$1,906,266	$1,742,850
Cost of sales	379,368	339,073	1,445,157	1,342,506
Gross profit	122,033	105,062	461,109	400,344

Selling, general, and administrative expense (exclusive of significant legal settlement, shown separately below)	72,063	69,118	294,245	278,740
Significant legal settlement	—	—	30,000	—
Operating profit	49,970	35,944	136,864	121,604

Other income (expense), net:
Interest expense	(2,252)	(1,293)	(8,019)	(5,608)
Loss on extinguishment of debt	—	—	(1,086)	—
Other, net	42	77	281	277
Other expense, net	(2,210)	(1,216)	(8,824)	(5,331)
Income from continuing operations before income taxes	47,760	34,728	128,040	116,273

Income tax benefit (expense) from continuing operations	57,231	(13,421)	30,093	(43,667)
Income from continuing operations	104,991	21,307	158,133	72,606

Net income	$104,991	$21,307	$158,133	$72,606

Income per common share:
Basic:
Income from continuing operations	$3.00	$0.57	$4.41	$1.93
Net income	$3.00	$0.57	$4.41	$1.93

Diluted:
Income from continuing operations	$2.93	$0.57	$4.32	$1.92
Net income	$2.93	$0.57	$4.32	$1.92

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data

(dollars in thousands)

	As of December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$56,521	$134,375
Receivables, net of an allowance for doubtful accounts of $3,673 and $3,374 at December 31, 2017, and December 31, 2016, respectively	308,508	252,624
Inventories, net	131,342	116,190
Prepaid expenses and other current assets	15,221	23,364
Total current assets	511,592	526,553

Property and equipment, net	107,121	92,760
Goodwill	1,077,186	1,045,058
Other intangible assets, net	33,243	2,656
Deferred tax assets, net	18,129	19,469
Other assets	2,278	3,623
Total assets	$1,749,549	$1,690,119

LIABILITIES
Current liabilities:
Accounts payable	$263,814	$241,534
Current portion of long-term debt	12,500	20,000
Accrued liabilities	75,087	64,399
Total current liabilities	351,401	325,933

Long-term debt	229,387	158,800
Deferred tax liabilities, net	132,840	193,715
Long-term portion of insurance reserves	36,160	38,691
Other liabilities	3,242	433
Total liabilities	753,030	717,572

EQUITY	996,519	972,547
Total liabilities and equity	$1,749,549	$1,690,119

	As of December 31,
	2017	2016
Other Financial Data
Working Capital Days†
Receivable days	50	46
Inventory days	33	31
Accounts payable days	79	82
Working capital	$176,036	$127,280
Working capital as a percent of sales (LTM)‡	9.1%	7.3%

† Adjusted for remaining acquisition day one balance sheet items ‡ Last 12 months sales have been adjusted for the pro forma effect of acquired branches

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Year Ended December 31,
	2017	2016
Net Cash Provided by (Used in) Operating Activities:
Net income	$158,133	$72,606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,453	12,011
Share-based compensation	9,889	7,669
Loss on extinguishment of debt	1,086	—
Loss on sale or abandonment of property and equipment	998	2,737
Amortization of debt issuance costs	401	343
Amortization of contingent consideration	149	—
Provision for bad debt expense	3,231	3,292
Loss from inventory obsolescence	1,979	1,343
Deferred income taxes, net	(59,535)	13,540
Changes in certain assets and liabilities:
Receivables, net	(37,943)	(19,953)
Inventories, net	(14,901)	1,370
Prepaid expenses and other current assets	8,184	(10,102)
Accounts payable	17,936	(11,698)
Accrued liabilities	7,160	3,633
Other, net	(28)	(6)
Net cash provided by operating activities	113,192	76,785

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(25,308)	(14,156)
Acquisition of businesses	(84,090)	(3,476)
Proceeds from sale of property and equipment	603	718
Other, net	199	113
Net cash used in investing activities	(108,596)	(16,801)

Cash Flows Provided by (Used in) Financing Activities:
Net transfer from Former Parent	—	664
Proceeds from issuance of long-term debt	250,000	—
Repayment of long-term debt	(186,250)	(15,000)
Payment of debt issuance costs	(2,150)	—
Proceeds from revolving credit facility	225,000	—
Repayments of revolving credit facility	(225,000)	—
Taxes withheld and paid on employees' equity awards	(4,764)	(1,825)
Repurchase of shares of common stock	(139,286)	(22,296)
Net cash (used in) provided by financing activities	(82,450)	(38,457)

Cash and Cash Equivalents
(Decrease) increase for the period	(77,854)	21,527
Beginning of year	134,375	112,848
End of year	$56,521	$134,375

Supplemental disclosure of noncash investing activities:
Accruals for property and equipment	$1,123	$387

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Installation
Sales	$336,188	$289,244	16.2%	$1,281,296	$1,150,168	11.4%

Operating profit, as reported	$42,331	$28,641		$109,316	$97,140
Operating margin, as reported	12.6%	9.9%		8.5%	8.4%

Significant legal settlement	—	—		30,000	—
Rationalization charges	336	202		1,056	1,211
Operating profit, as adjusted	$42,667	$28,843		$140,372	$98,351
Operating margin, as adjusted	12.7%	10.0%		11.0%	8.6%

Distribution
Sales	$193,306	$177,404	9.0%	$719,759	$676,672	6.4%

Operating profit, as reported	$17,927	$16,238		$68,733	$59,654
Operating margin, as reported	9.3%	9.2%		9.5%	8.8%

Rationalization charges	—	173		23	256
Operating profit, as adjusted	$17,927	$16,411		$68,756	$59,910
Operating margin, as adjusted	9.3%	9.3%		9.6%	8.9%

Total
Sales before eliminations	$529,494	$466,648		$2,001,055	$1,826,840
Intercompany eliminations	(28,093)	(22,513)		(94,789)	(83,990)
Net sales after eliminations	$501,401	$444,135	12.9%	$1,906,266	$1,742,850	9.4%

Operating profit, as reported - segment	$60,258	$44,879		$178,049	$156,794
General corporate expense, net	(5,218)	(5,084)		(24,722)	(20,802)
Intercompany eliminations and other adjustments	(5,070)	(3,851)		(16,463)	(14,388)
Operating profit, as reported	$49,970	$35,944		$136,864	$121,604
Operating margin, as reported	10.0%	8.1%		7.2%	7.0%

Significant legal settlement	—	—		30,000	—
Rationalization charges†	356	1,049		3,755	3,139
Acquisition related costs	508	69		1,256	124
Operating profit, as adjusted	$50,834	$37,062		$171,875	$124,867
Operating margin, as adjusted	10.1%	8.3%		9.0%	7.2%

Share-based compensation ‡	2,415	1,926		9,274	7,669
Depreciation and amortization	4,700	3,088		16,453	12,011
EBITDA, as adjusted	$57,949	$42,076		$197,602	$144,547

Sales change period over period	57,266			163,416
EBITDA, as adjusted change period over period	15,873			53,055
EBITDA, as adjusted as percentage of sales change	27.7%			32.5%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

‡ Amounts for the twelve month period ending December 31, 2017, excludes $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except common share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Gross Profit and Operating Profit Reconciliations

Net sales	$501,401	$444,135	$1,906,266	$1,742,850

Gross profit, as reported	$122,033	$105,062	$461,109	$400,344

Gross profit, as adjusted	$122,033	$105,062	$461,109	$400,344

Gross margin, as reported	24.3%	23.7%	24.2%	23.0%
Gross margin, as adjusted	24.3%	23.7%	24.2%	23.0%

Operating profit, as reported	$49,970	$35,944	$136,864	$121,604

Significant legal settlement	—	—	30,000	—
Rationalization charges	356	1,049	3,755	3,139
Acquisition related costs	508	69	1,256	124
Operating profit, as adjusted	$50,834	$37,062	$171,875	$124,867

Operating margin, as reported	10.0%	8.1%	7.2%	7.0%
Operating margin, as adjusted	10.1%	8.3%	9.0%	7.2%

Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$47,760	$34,728	$128,040	$116,273

Significant legal settlement	—	—	30,000	—
Rationalization charges	356	1,049	3,755	3,139
Acquisition related costs	508	69	1,256	124
Loss on extinguishment of debt	—	—	1,086	—
Income from continuing operations before income taxes, as adjusted	48,624	35,846	164,137	119,536

Tax at 38% rate	(18,477)	(13,621)	(62,372)	(45,424)
Income from continuing operations, as adjusted	$30,147	$22,225	$101,765	$74,112

Income per common share, as adjusted	$0.84	$0.59	$2.78	$1.96

Average diluted common shares outstanding	35,772,124	37,644,065	36,572,146	37,867,212

TopBuild Corp.

Same Branch Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales
Same branch	$479,593	$442,688	$1,831,641	$1,740,731
Acquired	21,808	1,447	74,625	2,119
Total	$501,401	$444,135	$1,906,266	$1,742,850

EBITDA, as adjusted
Same branch	$55,006	$41,900	$187,708	$144,330
Acquired	2,943	176	9,894	217
Total	$57,949	$42,076	$197,602	$144,547

Same branch EBITDA, as adjusted as percentage of sales change	35.5%	24.2%	47.7%	29.7%
Acquired EBITDA, as adjusted as percentage of sales change	13.6%	12.2%	13.3%	10.2%

TopBuild Corp.

Reconciliation of EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income, as reported	$104,991	$21,307	$158,133	$72,606
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	2,210	1,216	7,738	5,331
Income tax (benefit) expense from continuing operations	(57,231)	13,421	(30,093)	43,667
Depreciation and amortization	4,700	3,088	16,453	12,011
Share-based compensation †	2,415	1,926	9,274	7,669
Significant legal settlement	—	—	30,000	—
Rationalization charges	356	1,049	3,755	3,139
Loss on extinguishment of debt	—	—	1,086	—
Acquisition related costs	508	69	1,256	124
EBITDA, as adjusted	$57,949	$42,076	$197,602	$144,547

† Amounts for the twelve month period ending December 31, 2017, excludes $0.6 million of share-based compensation included in the line item, rationalization charges.

TopBuild Corp.

2018 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2018
	Low	High
Estimated net income	$126.0	$145.6
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	13.6	12.0
Income tax expense from continuing operations	46.6	53.8
Depreciation and amortization	21.7	18.5
Share-based compensation	14.1	12.1
Estimated EBITDA, as adjusted	$222.0	$242.0